EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 3,000,000 shares of Common Stock pertaining to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) (“Plans”) of our reports (a) dated February 10, 2006, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company, Cooper Tire & Rubber Company’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in its Annual Report on Form 10-K for the year ended December 31, 2005; and (b) dated June 2, 2006, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in each Plans’ Annual Reports on Form 11-K, for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Toledo, Ohio
November 14, 2006